Wilshire Oil Company of Texas
                                                               921 Bergen Avenue
                                                   Jersey City, New Jersey 07306
[WILSHIRE LOGO]                             (201) 420-2796 * fax: (201) 420-6012
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                                  Exhibit 99.1

               LETTER TO COMMISSION PURSUANT TO TEMPORARY NOTE 3T

March 29, 2002

Securities and Exchange Commission
450 Fifth Street, N.W.
Washington, DC 20549-0408

Ladies and Gentlemen:

Pursuant to Temporary Note 3T to Article 3 of Regulation S-X, Whilshire Oil Company of Texas has obtained a letter of representation from Arthur Andersen LLP ("Andersen") stating that the December 31, 2001 audit was subject to their quality control system for the U.S. accounting and auditing practice to provide reasonable assurance that the engagement was conducted in compliance with professional standards, that there was appropriate continuity of Andersen personnel working on the audit, availability of national office consultation and availability of personnel at foreign affiliates of Andersen to conduct the relevant portion of the audit.


Very truly yours,

/s/  S. WILZIG IZAK
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     S. Wilzig Izak
     Chairman of the Board and
     Chief Executive Officer